Exhibit 99.1

Adial Pharmaceuticals Regains Compliance with Nasdaq Listing Requirements

Charlottesville, VA – August 23, 2023 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL; ADILW) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced that it received notice from Nasdaq on August 21, 2023 that the Company has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq determined that for the last 10 consecutive business days, from August 7 through August 18, 2023, the closing bid price of the Company’s common stock has been at $1.00 per share or greater.

Additionally, on August 22, 2023, the Company received notice from Nasdaq that it has regained compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders' equity of at least $2,500,000.

The Company has now successfully resolved both outstanding Nasdaq compliance issues and Nasdaq has advised that the matters are now closed.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of therapies for the treatment and prevention of addiction and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes (estimated to be approximately one-third of the AUD population) identified using the Company’s proprietary companion diagnostic genetic test. ONWARD showed promising results in reducing heavy drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

Forward Looking Statements

This communication contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to pursue our regulatory strategy, our ability to maintain our Nasdaq listing, our ability to advance ongoing partnering discussions, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, our ability to develop strategic partnership opportunities and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to retain our key employees or maintain our Nasdaq listing, our ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate and our ability to retain our key employees or maintain our Nasdaq listing,. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: ADIL@crescendo-ir.com